UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Barclays Bank PLC

(Exact name of Registrant as Specified in Its Charter)

England	None
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
One Churchill Place, London, England	E14 5HP
(Address of Principal Executive Office)	(Post Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file numbers to which this form relates: 333-12384, 333-85646, 333-126811, 333-145845, 333-169119 and 333-190038

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered:	each class is to be registered:

Barclays Inverse US Treasury Composite ETNs	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The description of the terms and provisions of the Barclays Inverse US Treasury Composite Exchange Traded Notes (TAPR; 06742W570) to be issued by the Registrant (the “Securities”) as set forth in the pricing supplement dated July 14, 2014 (the “Pricing Supplement”) and the prospectus supplement dated July 19, 2013 (the “Prospectus Supplement”) to the prospectus dated July 19, 2013 (the “Prospectus”), each filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) relating to the Securities to be registered hereunder included in the Registration Statement on Form F-3 ASR (File No. 333-190038), which became effective on July 19, 2013.  The Registrant incorporates by reference the Prospectus, the Prospectus Supplement and the Pricing Supplement to the extent set forth below.

Item 1.         Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Specific Terms of the Securities” and “Supplemental Tax Considerations” in the Pricing Supplement, the information contained in the sections captioned “Description of Medium-Term Notes” in the Prospectus Supplement and the information contained in the sections captioned “Description of Debt Securities” and “Tax Considerations” in the Prospectus.

Item 2.  Exhibits.

4.1                              Senior Debt Indenture, among the Registrant and The Bank of New York Mellon, as Trustee, dated as of September 16, 2004 (the “Indenture”) (incorporated by reference to Registration Statement on Form F-3 ASR (File No. 333-190038) filed by the Registrant with the Securities and Exchange Commission on July 19, 2013).

4.2                              Form of Global Security relating thereto.

99.1                        Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-190038) and Rule 424(b) filed with the Commission on July 19, 2013, July 19, 2013 and July 14, 2014, respectively).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Barclays Bank PLC
(Registrant)

Date: July 15, 2014	By:	/s/ JOHNNY WU
	Name:	Johnny Wu
	Title:	Managing Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1

Senior Debt Indenture, among the Registrant and The Bank of New York Mellon, as Trustee, dated as of September 16, 2004 (the “Indenture”) (incorporated by reference to Registration Statement on Form F-3 ASR (File No. 333-190038) filed by the Registrant with the Securities and Exchange Commission on July 19, 2013).

4.2	Form of Global Security relating thereto.

99.1

Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-190038) and Rule 424(b) filed with the Commission on July 19, 2013, July 19, 2013 and July 14, 2014, respectively).